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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20546



                                   FORM 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                               TIME WARNER INC.

             DELAWARE                             13-1388520
      (State of incorporation or                  (IRS Employer
      organization)                               Identification No.)

75 Rockefeller Plaza, New York, N.Y.              10019
(Address of principal executive offices)          (Zip Code)


            If this Form relates to the registration of a class of debt securiites and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.   /X/

            If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction
A.(c)(2), please check the following box.    / /

      Securities to be registered pursuant to Section 12(b) of the
Act:

      Title of each class                 Name of each exchange on which
      to be so registered                 each class is to be registered

      8.30% Discount Debentures           New York Stock Exchange, Inc.
       Due 2036
      7.48% Debentures Due 2008           New York Stock Exchange, Inc.
      8.05% Debentures Due 2016           New York Stock Exchange, Inc.
      6.85% Debentures Due 2026           New York Stock Exchange, Inc.

      Securities to be registered pursuant to Section 12(g) of the
      Act:


                                    (None)
_________________________________________________________________
                               (Title of class)
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Item 1.     Debt Securities to be Registered.

            The titles of the classes of debt securities to be registered hereunder are:

            "8.30% Discount Debentures Due 2036"
            "7.48% Debentures Due 2008"
            "8.05% Debentures Due 2016"
            "6.85% Debentures Due 2026"
            (collectively referred to as the "Debentures")

            The Debentures are being issued by Time Warner Inc.
(the "Company") under the Indenture dated as of January 15, 1993, between the Company and Chemical Bank, as Trustee.

            Descriptions of the Debentures are set forth in two Prospectus Supplements dated January 11, 1996 to the Company's Prospectus dated June 7, 1995 (Registration No. 33-50237), under the caption "Description of the Debentures", which description is hereby incorporated herein by reference.

Item 2.     Exhibits.

            1.  Indenture dated as of January 15, 1993, between
Time Warner Inc. and Chemical Bank, as Trustee (which is incorporated herein by reference to Exhibit 4.11 to Time Warner
Inc.'s Annual Report on Form 10-K for the year ended December 31,
1992 (File No. 1-8637)).

            2.    Form of 8.30% Discount Debentures Due 2036.

            3.    Form of 7.48% Debentures Due 2008.

            4.    Form of 8.05% Debentures Due 2016.

            5.    Form of 6.85% Debentures Due 2026.

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                              SIGNATURE



            Pursuant to the requirements of Section 12 of the

Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          TIME WARNER INC.


                                          By: /s/ Thomas W. McEnerney
                                                Name: Thomas W. McEnerney
                                                Title: Vice President


Dated: February 9, 1996
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                               INDEX TO EXHIBITS


                                                      Sequentially
                                                      Numbered Page at
Exhibit No.                   Exhibit                 Which Located

1.                Form of Indenture dated as
                  of January 15, 1993, between
                  Time Warner Inc. and Chemical
                  Bank, as Trustee (which is
                  incorporated herein by
                  reference to Exhibit 4.11 to
                  Time Warner Inc.'s Annual
                  Report on Form 10-K for the
                  year ended December 31, 1992
                  (File No. 1-8637)).............           *

2.                Form of 8.30% Discount
                  Debentures Due 2036............

3.                Form of 7.48% Debentures
                  Due 2018.......................

4.                Form of 8.05% Debentures
                  Due 2016.......................

5.                Form of 6.85% Debentures
                  Due 2026.......................



















______________________________
* Incorporated by reference